EXHIBIT (23.3)


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Proxy Statement/Prospectus of Wachovia Corporation and to the incorporation by reference therein of our report dated January 19, 2000, with respect to the consolidated financial statements of Wachovia Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                  /s/ Ernst & Young LLP
                                                  -----------------------------
                                                       Ernst & Young LLP


Winston-Salem, North Carolina


January 4, 2001